As filed with the Securities and Exchange Commission on June 20, 2017
Registration No. 333-143343

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONEBEACON INSURANCE GROUP, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	98-0503315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 North Highway 169
Plymouth, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

OneBeacon 2007 Long-Term Incentive Plan
(Full title of the plan)

Maureen A. Phillips, Esq.
Senior Vice President and General Counsel
OneBeacon Insurance Group, Ltd.
605 North Highway 169
Plymouth, Minnesota 55441
(Name and address of agent for service)

(952) 852-2431
(Telephone number, including area code, of agent for service)

Copies to:
William J. Whelan, III, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
(212) 474-1000
Fax: (212) 474-3700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement No. 333-143343 on Form S-8 filed with the Securities and Exchange Commission on May 29, 2007 (the “Registration Statement”) is being filed by OneBeacon Insurance Group, Ltd. (the “Registrant”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to add Exhibit 24.2, the Powers of Attorney with respect to G. Manning Rountree, Ira H. Malis and Patrick A. Thiele.  The Registration Statement is hereby amended to add Exhibit 24.2 as an exhibit to the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

4.1
Memorandum of Association of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 10, 2006).

4.2
Specimen Class A common share certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 20, 2006).

4.3	OneBeacon 2007 Long-Term Incentive Plan (incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-33128) filed on April 6, 2007).

4.4
Bye-Laws of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-136287) filed on October 20, 2006).

5.1**	Opinion of Conyers Dill & Pearman as to the legality of the securities being issued.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-143343) filed on May 29, 2007).

24.2*	Powers of Attorney with respect to G. Manning Rountree, Ira H. Malis and Patrick A. Thiele.

*	Filed herewith.
**	Filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of June, 2017.

ONEBEACON INSURANCE GROUP, LTD.

By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Michael Miller	President and Chief Executive Officer	June 20, 2017
T. Michael Miller	(Principal Executive Officer) and Director

/s/ Paul H. McDonough	Executive Vice President and Chief Financial Officer	June 20, 2017
Paul H. McDonough	(Principal Financial Officer)

/s/ John C. Treacy	Chief Accounting Officer	June 20, 2017
John C. Treacy	(Principal Accounting Officer)

*	Director	June 20, 2017
Lowndes A. Smith

*	Director	June 20, 2017
G. Manning Rountree

*	Director	June 20, 2017
Reid T. Campbell

*	Director	June 20, 2017
Morgan W. Davis

*	Director	June 20, 2017
Lois W. Grady

*	Director	June 20, 2017
Ira H. Malis

*	Director	June 20, 2017
Patrick A. Thiele

*	Director	June 20, 2017
Kent D. Urness

*By: /s/ Paul H. McDonough	Attorney-in-fact
Paul H. McDonough